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                                                                   Exhibit 3.128

                            CERTIFICATE OF FORMATION

                                       OF

                            BCHI ACQUISITION, L.L.C.

     The undersigned, being over the age of 18 years and acting as sole organizer of a limited liability company under the Delaware Limited Liability Company Act (the "Act"), does hereby adopt the following Certificate of Formation for BCHI Acquisition, L.L.C. (the "Company").

                                  ARTICLE ONE

     The name of the limited liability company is BCHI Acquisition, L.L.C.

                                  ARTICLE TWO

     The address of the initial registered office of the Company in the State of Delaware is c/o 9 East Loockerman, Dover, Delaware, 19901, and the name of its registered agent for service of process required to be maintained by
Section 18-104 of the Act in the state is National Registered Agents, Inc.

                                 ARTICLE THREE

     The adoption by the members of the Company of the Limited Liability
Company Agreement ("LLC Agreement") of the Company shall bind all of the members of the Company existing from time to time to the terms and provisions of such LLC Agreement (as such terms and provisions may be restated or amended as provided therein), and the purchase of or subscription for membership interests in the Company shall constitute an agreement by any such member to be so bound, notwithstanding that any such member has not executed a counterpart of such LLC Agreement or of any such restatements of or amendments to such LLC Agreement.

                                  ARTICLE FOUR

     The name of the sole organizer is L.M. Wilson and the address of the organizer is Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002.

     IN WITNESS WHEREOF, I have hereunder set my hand this 18th day of June, 1997.



                                        /s/ L.M. Wilson
                                        -----------------------------
                                        L.M. Wilson, Organizer








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                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                            BCHI ACQUISITION, L.L.C.

     ARTICLE ONE: The name of the limited liability company is BCHI Acquisition, L.L.C. is (the "Company").

     ARTICLE TWO: The certificate of formation of the Company is hereby amended by striking out ARTICLE TWO and by substituting in lieu of said ARTICLE TWO the following new ARTICLE TWO:

          "ARTICLE TWO: The address of the registered agent of the Company in the State of Delaware is c/o 1209 Orange Street, Wilmington, Delaware, and the name of its registered agent for service of process required to be maintained by Section 18-104 of the Act in the State of Delaware is The Corporation Trust Company."

     IN WITNESS WHEREOF, this certificate has been subscribed this 13th day of August, 1997, by the undersigned who affirms that the statements made herein are true under penalties of perjury.

                         AGH UPREIT LLC, its member

                              By: American General Hospitality Corporation,
                                  a member

                                   By: /s/ Kenneth E. Barr
                                       ------------------------------
                                       Name: Kenneth E. Barr
                                       Title: Executive Vice President

                              By: American General Hospitality Operating
                                  Partnership, L.P., a member

                                   By: AGH GP, Inc., its general partner

                                        By: /s/ Kenneth E. Barr
                                            ------------------------------
                                            Name: Kenneth E. Barr
                                            Title: Executive Vice President